FOR IMMEDIATE RELEASE

Papa Murphy’s Holdings, Inc. Reports First Quarter 2015 Financial Results
- First Quarter U.S. System-wide Comparable Store Sales Increase 5.6% -
- First Quarter Net Income of $2.6 million, or $0.15 per diluted share -

Vancouver, WA, May 6, 2015 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced financial results for its first quarter ended March 30, 2015.
Key financial highlights for the first quarter of 2015 include:

•
Revenue increased 16.1% to $29.2 million compared to the first quarter of 2014; excluding the year-over-year impact of point-of-sale licenses resold to franchisees at cost, total revenue increased 24.3%.

•	Domestic system comparable store sales increased 5.6%, including increases of 6.4% at company-owned stores and 5.5% at domestic franchisee-owned stores.

•
Net income was $2.6 million, or $0.15 per diluted share compared to net income of $0.8 million in the first quarter of 2014; pro forma net income(1) in the first quarter of 2014 was $2.0 million, or $0.12 per diluted share.

•	Adjusted EBITDA(1) increased 6.4% to $8.0 million compared to the first quarter of 2014.

•	Papa Murphy’s opened 22 stores system-wide, including 20 in the U.S.
______________________

(1)
Pro forma net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and pro forma net income to GAAP net income and discussions of why we consider Adjusted EBITDA and pro forma net income to be useful measures, see the financial tables accompanying this release and the paragraph below entitled “Non-GAAP Financial Measures.”

Ken Calwell, President and Chief Executive Officer of Papa Murphy’s Holdings, Inc., stated, “Our operating momentum continued into the first quarter with strong top and bottom line growth. Our continued strong results, including a 17th consecutive quarter of comparable store sales growth, were driven by an innovative new product pipeline and consistent improvement in operations. We believe a significant opportunity remains to grow our sales and expand margins while at least tripling our store count.”
Calwell added, “Our 2015 development plan is on track as 22 new Papa Murphy’s stores opened during the first quarter. In addition, we continue to enhance our development process to improve the speed and predictability of our new store openings. We remain excited about the opportunities ahead for Papa Murphy’s, and believe we are well positioned with a solid foundation upon which to build.”

Key Operating Metrics

	Three Months Ended
	March 30, 2015	March 31, 2014
Domestic comparable store sales growth
Franchised stores	5.5%	3.1%
Company-owned stores	6.4%	7.1%
System-wide	5.6%	3.3%

System-wide sales ($'s in 000s)	$234,633	$215,983

Adjusted EBITDA ($'s in 000s)	$8,015	$7,534

Store Count
Franchised	1,368	1,360
Company-owned	108	69
System-wide	1,476	1,429
The Company uses a variety of operating and performance metrics to evaluate the performance of its business. Below is a description of our key operating metrics:
Comparable Store Sales represents the change in year-over-year sales for domestic comparable stores. A comparable store is a store that has been open for at least 52 full weeks from the comparable date (the Tuesday following the opening date). As of the end of the first quarter of 2015 and 2014, there were 1,356 and 1,304 domestic comparable stores, respectively.
System-wide Sales include net sales by all of our company-owned and franchisee-owned stores.
Adjusted EBITDA is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the additions and eliminations of various income statement items including non-cash charges, income and expenses that we consider not indicative of ongoing operations and various other adjustments. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, see the financial tables accompanying this release.

2015 Financial Outlook
Based on current information, Papa Murphy’s Holdings, Inc. is reiterating the following full-year guidance for fiscal year 2015, which ends on December 28, 2015:

•	Domestic system-wide comparable store sales growth of approximately 3.0%;

•	Total system-wide sales of approximately $900 million to $920 million;

•	110 to 115 new domestic store openings, including 10 to 15 new company-owned stores;

•	Selling, general and administrative expenses ranging from $28.0 million to $30.0 million; and

•	Capital expenditures of approximately $17.0 million to $21.0 million.

Conference Call
Papa Murphy’s Holdings, Inc. will host a conference call to discuss the first quarter financial results on Thursday, May 6, 2015 at 5:00 p.m. Eastern Time.
The conference call can be accessed live over the phone by dialing 877-407-6167 or for international callers by dialing 201-493-6781. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13606670. The replay will be available until Wednesday, May 13, 2015. The conference call will also be webcast live from the Company's corporate website at investors.papamurphys.com, under the "Events & Presentations" page. An archive of the webcast will be available at this location shortly after the call has concluded.

About Papa Murphy’s
Papa Murphy's Holdings, Inc. is a franchisor and operator of the largest Take 'N' Bake pizza chain in the United States, selling fresh, hand-crafted pizzas ready for customers to bake at home. The company was founded in 1981 and currently operates over 1,475 franchised and corporate-owned fresh pizza stores in 38 States, Canada and United Arab Emirates. Papa Murphy's core purpose is to bring all families together through food people love with a goal to create fun, convenient and fulfilling family dinners. In addition to scratch-made pizzas, the company offers a growing menu of grab 'n' go items, including salads, sides and desserts. For more information, visit www.papamurphys.com. Find Papa Murphy's on Facebook at www.facebook.com/papamurphyspizza.
Forward-looking Statements
This news release, as well as other information provided from time to time by Papa Murphy's Holdings, Inc. or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward looking statements. Forward-looking statements give the Company's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "guidance," "anticipate," "estimate," "expect," "forecast," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s projected sales growth, projected new store openings, projected selling, general, and administrative expenses, projected capital expenditures, projected increases in margins, new products, strategic, operational, and technological initiatives, future financial or operational results, and speed and efficiency of new store openings.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual Report on Form 10-K for the fiscal year ended December 29, 2014 (which can be found at the SEC’s website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements.
Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles (GAAP), the Company is also providing with this press release the non-GAAP financial measures of EBITDA, Adjusted EBITDA and pro forma net income. EBITDA, Adjusted EBITDA and pro forma net income are not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to each of EBITDA, Adjusted EBITDA and pro forma net income). The Company’s management believes that EBITDA and Adjusted EBITDA are helpful as indicators of the current financial performance of the Company because EBITDA and Adjusted EBITDA reflect the additions and eliminations of various income statement items that management does not consider indicative of ongoing operating results. Management believes that pro forma net income is also helpful as an indicator of the financial performance of the Company during fiscal year 2014 and prior periods because it adjusts net income to reflect the Company’s performance as if the Company’s initial public offering, and subsequent repayment of a portion of its long-term debt, had occurred at the beginning of the period. We have provided reconciliations of EBITDA, Adjusted EBITDA and pro forma net income to GAAP net income in the financial tables accompanying this release.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands of dollars, except share and per share data)

	Three Months Ended
	March 30, 2015	March 31, 2014
	Unaudited
REVENUES
Franchise royalties	$10,679	$10,069
Franchise and development fees	1,140	1,169
Company-owned store sales	17,167	12,018
Lease and other	182	1,861
Total revenues	29,168	25,117

COSTS AND EXPENSES
Store operating costs:
Cost of food and packaging	6,089	4,590
Compensation and benefits	4,354	3,030
Advertising	1,669	1,122
Occupancy	1,003	660
Other store operating costs	1,445	1,069

Selling, general, and administrative	6,882	8,199
Depreciation and amortization	2,319	1,841
Loss on disposal of property and equipment	59	6
Total costs and expenses	23,820	20,517

OPERATING INCOME	5,348	4,600

Interest expense	1,143	3,112
Interest income	(13)	(34)
Other expense, net	2	12
INCOME BEFORE INCOME TAXES	4,216	1,510

Provision for income taxes	1,620	691
NET INCOME	2,596	819

Earnings (loss) per share of common stock
Basic	$0.16	$(0.20)
Diluted	$0.15	$(0.20)
Weighted average common stock outstanding
Basic	16,604,206	3,851,741
Diluted	16,791,684	3,851,741

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Selected Balance Sheet Data
(In thousands of dollars)
(Unaudited)

	March 30, 2015	December 29, 2014
Cash and cash equivalents	$1,045	$5,056
Total current assets	12,689	16,329
Total assets	270,583	266,949
Total current liabilities	18,896	18,558
Long-term debt, net of current portion	111,500	112,200
Total Papa Murphy’s Holdings Inc. shareholders’ equity	94,100	91,298

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(In thousands of dollars)

	Three Months Ended
	March 30, 2015	March 31, 2014
Net income as reported	$2,596	$819
Depreciation and amortization	2,319	1,841
Income tax benefit	1,620	691
Interest expense, net	1,130	3,078
EBITDA	7,665	6,429
Loss on disposal of property and equipment (a)	59	6
Expenses not indicative of future operations (b)	—	374
Management fees and related expenses (c)	—	135
Transaction costs (d)	33	2
New store pre-opening expenses (e)	70	10
Non-cash expenses and non-income based state taxes (f)	188	578
Adjusted EBITDA	$8,015	$7,534

Adjusted EBITDA margin (1)	27.5%	30.0%

(1)	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenues.

(a)	Represents non-cash losses resulting from disposal or impairment of property and equipment, including divested Company stores.

(b)
Represents non-recurring advisory expenses in connection with our initial public offering (the "IPO") and non-recurring management transition and restructuring costs consisting of severance, recruitment, relocation and other costs in connection with recruiting a new chief financial officer.

(c)
Represents the elimination of management fees and related costs paid to Lee Equity Partners, LLC and its affiliates ("Lee Equity") for advisory services provided pursuant to an advisory services and monitoring agreement.

(d)	Represents transaction costs relating to acquisition of multiple franchised stores and other investments.

(e)
Represents expenses directly associated with the opening of new stores and incurred prior to the opening of new stores, including wages, benefits, travel for training of opening teams, grand opening marketing costs and other store operating costs.

(f)
Represents (i) non-cash expenses related to equity-based compensation; (ii) non-cash expenses related to the difference between GAAP and cash rent expense; and (iii) state revenue taxes levied in lieu of an income tax.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to Pro Forma Net Income
(In thousands of dollars, except share and per share data)

	Three Months Ended
	March 30, 2015	March 31, 2014
Net income as reported	$2,596	$819
Management fees and expenses (1)	—	135
Reduction in interest expense based on reduced debt balance (2)	—	1,281
Expenses not indicative of future operations (3)	—	865
Incremental public costs (4)	—	(466)
Income tax expense on adjustments (5)	—	(681)
Pro forma net income	$2,596	$1,953

Earnings per share - pro forma March 31, 2014:
Basic	$0.16	$0.12
Diluted	$0.15	$0.12

Weighted-average shares outstanding - pro forma March 31, 2014:
Basic (6)	16,604,206	16,595,255
Diluted (6)	16,791,684	16,812,834

(1)	Represents the elimination of management fees and related costs paid to Lee Equity for advisory services provided pursuant to an advisory services and monitoring agreement.

(2)
Represents the lower interest expense assuming our post-IPO long-term debt balance of $115.5 million was outstanding as of the beginning of fiscal year 2013. This balance reflects $55.5 million repayment of long-term debt from the net proceeds from our IPO. This interest expense calculation also assumes a change in interest rate from 6.75% to 5.5% due to the reduction in our total leverage ratio to below 4.25x Adjusted EBITDA as defined in our credit facility. The interest adjustment also reflects lower annual amortization of deferred financing costs of approximately $110,000 after the write-off of approximately $1.2 million, which occurred in the second quarter of 2014 but is assumed to have occurred at the beginning of fiscal 2013.

(3)
Reflects the elimination of stock compensation charges in the first quarter of 2014 related to the acceleration of vesting, repurchase of shares, and issuance of new options with certain executive officers in preparation for the IPO and other costs to prepare for the IPO.

(4)	Reflects an estimate of recurring incremental legal, accounting, insurance and other compliance costs we expect to incur as a public company.

(5)	Reflects the tax expense associated with the adjustments in 1 through 4 above at the normalized tax rate in line with our estimated long-term effective tax rate.

(6)
Pro forma shares outstanding in 2014 reflect the impact of (i) a conversion of our preferred shares to common stock, (ii) a 1 to 2.2630 common stock split, and (iii) the issuance of 5,833,333 shares of common stock upon the IPO.

Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
877-747-7272

Media Contact:
Jessica Liddell, ICR
jessica.liddell@icrinc.com
203-682-8208